Exhibit 24

POWER OF ATTORNEY

I hereby appoint each of Dustan E. McCoy, Peter B. Hamilton, Alan L. Lowe, Lloyd C. Chatfield II or any other person occupying the office of Chief Executive Officer, Chief Financial Officer, General Counsel or Secretary with Brunswick Corporation (“Brunswick”) at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my “authorized representative”) acting alone to sign and file on my behalf in all capacities I may at any time have with Brunswick (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock to be offered and sold pursuant to the Brunswick 2003 Stock Incentive Plan.

This instrument shall remain in effect until the earlier to occur of (i) my cessation of service as a director or officer of Brunswick and (ii) my giving written notice to Brunswick’s Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ Dustan E. McCoy	May 6, 2009
Dustan E. McCoy

Director	/s/ Nolan D. Archibald	May 6, 2009
Nolan D. Archibald

Director	/s/ Anne E. Bélec	May 6, 2009
Anne E. Bélec

Capacity	Signature	Date

Director	/s/ Jeffrey L. Bleustein	May 6, 2009
Jeffrey L. Bleustein

Director	/s/ Cambria W. Dunaway	May 6, 2009
Cambria W. Dunaway

Director	/s/ Manuel A. Fernandez	May 6, 2009
Manuel A. Fernandez

Director	/s/ Graham H. Phillips	May 6, 2009
Graham H. Phillips

Director	/s/ Ralph C. Stayer	May 7, 2009
Ralph C. Stayer

Director	/s/ J. Steven Whisler	May 6, 2009
J. Steven Whisler

Director	/s/ Lawrence A. Zimmerman	May 6, 2009
Lawrence A. Zimmerman

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